UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 2900, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Amended and Restated 2013 Stock Incentive Plan

On May 22, 2015, the stockholders of Superior Energy Services, Inc. (the “Company”) approved the Amended and Restated 2013 Stock Incentive Plan (the “Plan”), including amendments to (i) increase the aggregate number of shares of common stock available for issuance under the Plan from 8,000,000 to 14,850,000, (ii) extend the term of the Plan to May 22, 2025, and (iii) include performance-based cash awards as available awards under the Plan.

The types of awards that may be granted under the Plan include stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-based awards and cash-based performance awards. The Plan uses a fungible share design, which means that each share issued subject to a stock option or SAR counts as one share against the Plan limit and each share issued subject to any other incentive (the full value awards) counts as 1.6 shares against the Plan limit.

For further information regarding the key terms of the Plan, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2015. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders (the “Annual Meeting”) of the Company was held on May 22, 2015. As of the record date for the Annual Meeting, April 8, 2015, the Company had 150,363,393 shares of common stock outstanding, each of which was entitled to one vote at the Annual Meeting. The Company’s stockholders voted on the following four proposals at the Annual Meeting, casting their votes as described below.

Proposal 1 – Election of Directors. Each of the individuals listed below was elected at the Annual Meeting to serve a one-year term on the Board of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-votes
Harold J. Bouillion	128,879,290	1,320,814	6,873,030
David D. Dunlap	129,143,959	1,056,145	6,873,030
James M. Funk	128,781,634	1,418,470	6,873,030
Terence E. Hall	128,436,262	1,763,842	6,873,030
Peter D. Kinnear	128,656,319	1,543,785	6,873,030
Michael M. McShane	128,530,473	1,669,631	6,873,030
W. Matt Ralls	127,414,058	2,786,046	6,873,030
Justin L. Sullivan	128,293,188	1,906,916	6,873,030

Proposal 2 – Advisory Say-on-Pay Vote. Proposal 2 was an advisory vote on executive compensation as disclosed in the proxy statement for the Annual Meeting. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
89,821,293	40,046,429	332,382	6,873,030

Proposal 3 – Adoption of the Amended and Restated 2013 Stock Incentive Plan. Proposal 3 was a proposal to approve the adoption of the Amended and Restated 2013 Stock Incentive Plan. This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
123,587,458	6,296,183	316,463	6,873,030

Proposal 4 – Ratification of Appointment of Auditors. Proposal 4 was a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. This proposal was approved.

Votes For	Votes Against	Abstentions
135,787,980	1,003,361	281,793

Item 8.01	Other Events

On May 26, 2015, the Company issued a press release announcing the voting results of matters considered during the Company’s Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Superior Energy Services, Inc. Amended and Restated 2013 Stock Incentive Plan.

99.1	Press release issued by Superior Energy Services, Inc., May 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Executive Vice President, Treasurer and Chief Financial Officer

Dated: May 28, 2015